As filed with the Securities and Exchange Commission on June 20, 2007

1933 Act File No. 333-140488
1940 Act File No. 811-21593

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form N-2

☑	REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
☐	PRE-EFFECTIVE AMENDMENT NO.
☑	POST-EFFECTIVE AMENDMENT NO. 1
and
☑	REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
☑	AMENDMENT NO. 26

Kayne Anderson MLP Investment Company
(Exact Name of Registrant as Specified in Charter)

1800 Avenue of the Stars, Second Floor
Los Angeles, California 90067
(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code: (310) 556-2721

David J. Shladovsky, Esq. KA Fund Advisors, LLC 1800 Avenue of the Stars, Second Floor Los Angeles, California 90067 (Name and Address of Agent for Service)	Copies of Communications to: David A. Hearth, Esq. Paul, Hastings, Janofsky & Walker LLP 55 Second Street, 24th Floor San Francisco, California 94105-3441 (415) 856-7000

Approximate Date of Proposed Public Offering:  From time to time after the effective date of the Registration Statement.

If any of the securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box.  ☑

This Post-Effective Amendment No. 1 will become effective immediately upon filing pursuant to Rule 462(d) under the Securities Act of 1933.

Explanatory Note

This Post-Effective Amendment consists of the following:

1.	Facing sheet of the Registration Statement.

2.	Part C of the Registration Statement (including signature page).

3.	Exhibits (d)(6) and (h)(3) filed pursuant to Item 25 of the Registration Statement.

Parts A and B of the Registrant’s Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2 (No. 333-140488), filed on April 11, 2007, are incorporated by reference herein and this Post-Effective Amendment No. 1 is being filed for the sole purpose of filing two exhibits to this Registration Statement on Form N-2.

KAYNE ANDERSON MLP INVESTMENT COMPANY

PART C – Other Information
Item 25. Financial Statements and Exhibits
1. Financial Statements:
The Registrant’s audited financial statements, notes to such financial statements and the report of independent registered public accounting firm thereon have been incorporated into Part B of the Registration Statement by reference to Registrant’s Annual Report for the fiscal year ended November 30, 2006 contained in its Form N-CSR as described on page F-1 of the Statement of Additional Information.
2. Exhibits:
a.	(1) Articles of Incorporation. *

(2) Articles of Amendment to the Articles of Incorporation – dated August 11, 2004. **

(3) Articles of Amendment and Restatement. ***

(4) Articles Supplementary for Series D Auction Rate Preferred Stock. †††

(5) Form of Articles Supplementary relating to Preferred Stock, incorporated by reference to Appendix B of the Registrant’s Statement of Additional Information, filed herewith.

b.	(1) By-Laws of Registrant. *

(2) Amended and Restated Bylaws of Registrant. ****
c. Voting Trust Agreement—none.
d.	(1) Form of Common Share Certificate. †††††

(2) Form of Preferred Stock Certificate. †††††

(3) Form of Note. †††††

(4) Indenture of Trust. ††

(5) Form of Supplemental Indenture of Trust. †††††

(6) Statement of Eligibility of Trustee on Form T-1, filed herewith.

(7) Fitch Guidelines and Moody’s Guidelines for Preferred Stock. †††

(8) Fitch Guidelines and Moody’s Guidelines for Notes. ††
e. Form of Dividend Reinvestment Plan. ††††
f. Long-Term Debt Instruments—none.
g.	(1) Investment Advisory Agreement between Registrant and Kayne Anderson Capital Advisors, L.P.††††††

(2) Form of Assignment of Investment Advisory Agreement from Kayne Anderson Capital Advisors, L.P. to KA Fund Advisors, LLC.††††††

h.	(1) Form of Underwriting Agreement relating to Common stock.††††††

(2) Form of Underwriting Agreement relating to Preferred Stock.††††††

(3) Form of Underwriting Agreement relating to Notes, filed herewith.
i. Bonus, Profit Sharing, Pension Plans—not applicable.
j. Form of Custody Agreement. ****
k. Other Material Contracts.
(1) Administrative Services Agreement. †
(2) Transfer Agency Agreement. †
(3) Accounting Services Agreement. †
(4) Form of Auction Agency Agreement relating to Preferred Stock.††††††
(5) Form of Auction Agency Agreement relating to Notes.††††††
(6) Form of Broker-Dealer Agreement relating to Preferred Stock.††††††
(7) Form of Broker-Dealer Agreement relating to Notes.††††††
(8) Form of DTC Representations Letter for Preferred Stock. †††
(9) Form of DTC Representations Letter for Notes. ††
(10) Form of Loan and Pledge Agreement with Custodial Trust Company. †††††
l. Opinion and Consent of Venable LLP.††††††
m. Non-Resident Officers/Directors—none.
n. Other Opinions and Consents – Consent of Registrant’s independent auditors. †††††††
o. Omitted Financial Statements—none.
p. Subscription Agreement—none.
q. Model Retirement Plans—none.
r. Code of Ethics.
(1) Code of Ethics of Registrant. ****
(2) Code of Conduct of KA Fund Advisors, LLC. †††††
s.	Power of Attorney for Ms. Costin and Messrs. Good, Quinn, Isenberg, McCarthy and Hart dated March 19, 2007.††††††

*	Previously filed as an exhibit to Registrant’s Registration Statement on Form N-2 (File No. 333-116479) as filed with the Securities and Exchange Commission on June 15, 2004 and incorporated herein by reference.

**	Previously filed as an exhibit to Registrant’s Pre-Effective Amendment No. 2 to its Registration Statement on Form N-2 (File No. 333-116479) as filed with the Securities and Exchange Commission on August 25, 2004 and incorporated herein by reference.

***	Previously filed as an exhibit to Registrant’s Pre-Effective Amendment No. 3 to its Registration Statement on Form N-2 (File No. 333-116479) as filed with the Securities and Exchange Commission on September 1, 2004 and incorporated herein by reference.

****	Previously filed as an exhibit to Registrant’s Pre-Effective Amendment No. 4 to its Registration Statement on Form N-2 (File No. 333-116479) as filed with the Securities and Exchange Commission on September 16, 2004 and incorporated herein by reference.

†	Previously filed as an exhibit to Registrant’s Pre-Effective Amendment No. 5 to its Registration Statement on Form N-2 (File No. 333-116479) as filed with the Securities and Exchange Commission on September 27, 2004 and incorporated herein by reference.

††	Previously filed as an exhibit to Registrant’s Pre-Effective Amendment No. 2 to its Registration Statement on Form N-2 (File No. 333-122381) as filed with the Securities and Exchange Commission on March 16, 2005 and incorporated herein by reference.

†††	Previously filed as an exhibit to Registrant’s Pre-Effective Amendment No. 2 to its Registration Statement on Form N-2 (File No. 333-122380) as filed with the Securities and Exchange Commission on March 30, 2005 and incorporated herein by reference.

††††	Previously contained in Registrant’s Annual Report for the fiscal year ended November 30, 2006 contained in its Form N-CSR (Accession No. 0000950137-07-001588) as filed with the Securities and Exchange Commission on February 7, 2007 and incorporated herein by reference.

†††††	Previously filed as an exhibit to Registrant’s Registration Statement on Form N-2 (File No. 333-140488) as filed with the Securities and Exchange Commission on February 7, 2007 and incorporated herein by reference.

††††††	Previously filed as an exhibit to Registrant’s Pre-Effective Amendment No. 1 to its Registration Statement on Form N-2 (File No. 333-140488) as filed with the Securities and Exchange Commission on March 23, 2007 and incorporated herein by reference.

†††††††	Previously filed as an exhibit to Registrant’s Pre-Effective Amendment No. 2 to its Registration Statement on Form N-2 (File No. 333-140488) as filed with the Securities and Exchange Commission on April 11, 2007 and incorporated herein by reference.
Item 26. Marketing Arrangements
Reference is made to the forms of underwriting agreement for the Registrant’s common stock, Notes, and Preferred Stock filed as exhibits to the Registrant’s Registration Statement and the section entitled “Plan of Distribution” contained in Registrant’s Prospectus, filed herewith as Part A of Registrant’s Registration Statement.
Item 27. Other Expenses and Distribution
     The following table sets forth the estimated expenses to be incurred in connection with the offering described in this Registration Statement:

Securities and Exchange Commission Fees	$53,500

Directors’ Fees and Expenses	10,000

Printing (other than certificates)	75,500

NYSE Listing Fees	35,725

Accounting fees and expenses	30,000

Legal fees and expenses	350,000

NASD fee	10,500

Rating Agency Fees	172,500

Miscellaneous	13,500

Total	$751,225

Item 28. Persons Controlled by or Under Common Control
None.
Item 29. Number of Holders of Securities as of February 28, 2007

Title of Class	Number of Record Holders
Common Stock, $0.001 par value per share	36
Preferred Stock (Liquidation Preference $25,000 per share)	3
Long-term Debt ($320,000,000 aggregate principal amount)	8
Item 30. Indemnification
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Registrant’s charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.
The Registrant’s charter and bylaws require the Registrant, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while a director and at the Registrant’s request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit the Registrant to indemnify and advance expenses to any person who served a predecessor of the Registrant in any of the capacities described above and any of the Registrant’s employees or agents or any employees or agents of the Registrant’s predecessor. In accordance with the 1940 Act, the Registrant will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.
Maryland law requires a corporation (unless its charter provides otherwise, which the Registrant’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe the act or omission was unlawful. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
Item 31. Business and Other Connections of Investment Adviser
The information in the Statement of Additional Information under the caption “Management—Directors and Officers” is hereby incorporated by reference.
Additional information regarding Registrant’s investment adviser, KA Fund Advisors, LLC, and its personnel is set forth in its Form ADV, Part I, as filed with the Securities and Exchange Commission (SEC File No. 801-67089) and is incorporated by reference herein.
Item 32. Location of Accounts and Records
The accounts, books or other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, as amended, and the rules promulgated thereunder, are kept by the Registrant or its custodian, transfer agent, administrator and fund accountant.
Item 33. Management Services
Not applicable.
Item 34. Undertakings
1. Registrant undertakes to suspend the offering of its common stock until it amends the prospectus filed herewith if (1) subsequent to the effective date of its registration statement, the net asset value declines more than 10 percent from its net asset value as of the effective date of the registration statement, or (2) the net asset value increases to an amount greater than its net proceeds as stated in the prospectus.
2. Not Applicable.
3. Not Applicable.
4. (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (2) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
          (3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (b) that, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof; and
     (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
     (d) that, for the purpose of determining liability under the 1933 Act to any purchaser, if the Registrant is subject to Rule 430C: each prospectus filed pursuant to Rule 497(b), (c), (d) or (e) under the 1933 Act as part of this registration statement relating to an offering, other than prospectuses filed in reliance on Rule 430A under the 1933 Act, shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in this registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.
     (e) that for the purpose of determining liability of the Registrant under the 1933 Act to any purchaser in the initial distribution of securities:
          The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to the purchaser:
          (1) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 497 under the 1933 Act;
          (2) the portion of any advertisement pursuant to Rule 482 under the 1933 Act relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
          (3) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
5. Registrant undertakes that:
     (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant under Rule 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective; and
     (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
6. The Registrant undertakes to send by first class mail or other means designed to ensure equally prompt delivery, within two business days of receipt of a written or oral request, any Statement of Additional Information.
7. Upon each issuance of securities pursuant to this Registration Statement, the Registrant undertakes to file a form of prospectus and/or form of prospectus supplement pursuant to Rule 497 and a post-effective amendment to the extent required by the 1933 Act and the rules and regulations thereunder, including, but not limited to a post-effective amendment pursuant to Rule 462(c) or Rule 462(d) under the 1933 Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and the State of Texas, on the 20th day of June, 2007.

KAYNE ANDERSON MLP INVESTMENT COMPANY

By:	/s/ KEVIN S. MCCARTHY* Kevin S. McCarthy
Chairman and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ KEVIN S. MCCARTHY* Kevin S. McCarthy	Director, Chief Executive Officer and President (principal executive officer)	June 20, 2007

/s/ TERRY A. HART* Terry A. Hart	Chief Financial Officer and Treasurer (principal financial and accounting officer)	June 20, 2007

/s/ ANNE K. COSTIN* Anne K. Costin	Director	June 20, 2007

/s/ STEVEN C. GOOD* Steven C. Good	Director	June 20, 2007

/s/ TERRY QUINN* Terry Quinn	Director	June 20, 2007

/s/ GERALD I. ISENBERG* Gerald I. Isenberg	Director	June 20, 2007

*By:	/s/ DAVID A. HEARTH David A. Hearth, Attorney-in-Fact
(Pursuant to Power of Attorney previously filed)

INDEX TO EXHIBITS

Exhibit	Exhibit Name

(d)(6)	Statement of Eligibility of Trustee on Form T-1

(h)(3)	Form of Underwriting Agreement relating to Notes.